Exhibit 99.1

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TITAN PHARMACEUTICALS, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2025

The undersigned appoints [●] and [●], and each of them, attorneys and agents with full power of substitution, to vote all of the shares of common stock of Titan Pharmaceuticals, Inc. (the “Company”) which the undersigned would be entitled to vote, if personally present, at the upcoming Special Meeting of Stockholders of the Company (the “Special Meeting”) scheduled to be held on [●], 2025 at [●] Eastern Time, via live audio webcast over the internet at [●], or at such other time, on such other date and at such other place to which the Special Meeting may be adjourned.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is indicated with respect to the proposals on the reverse, this proxy will be voted in accordance with the recommendations of the Board of Directors of the Company (the “Board”). The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting in accordance with their discretion.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

The Board recommends a vote FOR the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

1.	APPROVAL OF THE BUSINESS COMBINATION PROPOSAL

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	APPROVAL OF THE NASDAQ PROPOSAL

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	APPROVAL OF THE ADJOURNMENT PROPOSAL

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by attending the Special Meeting and voting live virtually.

Date:__________, 2025

(Signature of Stockholder)

(Signature if held jointly)
Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.